UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 13, 2005
WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor
New York, NY	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.
     On September 13, 2005, the Board of Directors of Westwood One, Inc. (the “Company”) amended and restated the Company’s form restricted stock unit agreement by and between the Company and outside directors to provide that 100% of the restricted stock units awarded thereunder to outside directors shall vest in full upon a director’s “Retirement” (as such term is defined in the Company’s 2005 Equity Compensation Plan (“Equity Plan”)). In connection therewith, the Company’s Board of Directors amended and restated the Restricted Stock Unit Agreements by and between the Company and its outside directors with respect to the restricted stock units previously awarded by the Company to its outside directors on May 19, 2005 and August 3, 2005, to give effect to the amendment to the Company’s form restricted stock unit agreement, as described above.
     A copy of the Company’s form Amended and Restated Restricted Stock Unit Agreement for outside directors is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety. A copy of the Company’s Equity Plan was previously filed with the SEC as Exhibit 10.2 to the Company’s 8-K on May 25, 2005.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit
No.	Description of Exhibit
99.1	Form Amended and Restated Restricted Stock Unit Agreement under the Westwood One, Inc. 2005 Equity Compensation Plan for outside directors.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.
Date: September 15, 2005	By:	/s/ David Hillman
		Name:	David Hillman
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX
Current Report on Form 8-K
dated September 13, 2005
Westwood One, Inc.

Exhibit
No.	Description of Exhibit
99.1	Form Amended and Restated Restricted Stock Unit Agreement under the Westwood One, Inc. 2005 Equity Compensation Plan for outside directors.